UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2012

MACQUARIE INFRASTRUCTURE COMPANY LLC
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32384 Commission File Number	43-2052503 (I.R.S. Employer Identification Number)

125 West 55th Street, New York, New York (Address of principal executive offices)	10019 (Zip code)

(212) 231-1000 (Registrant’s telephone number, including area code)

N.A. (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

On May 31, 2012, Macquarie Infrastructure Company LLC (the “Company”) held its annual meeting of shareholders. A brief description of each matter voted upon at the annual meeting, including the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes with respect to each matter follows. Of the total 46,474,212 LLC interests outstanding as of the record date of April 2, 2012 that were entitled to vote, 38,673,731 LLC interests were represented at the meeting, either in person or by proxy.

The matters voted upon and the results of the vote at the annual meeting of shareholders were as follows:

Proposal 1 – Election of Directors: The Company’s shareholders voted to elect the following individuals as directors to serve for a one-year term with the votes shown:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Norman H. Brown, Jr.	26,798,997	179,118	11,695,616

George W. Carmany, III	26,665,373	312,742	11,695,616

H. E. “Jack” Lentz	26,834,147	143,968	11,695,616

William H. Webb	26,792,905	185,210	11,695,616

Proposal 2 – Ratification of Selection of Independent Auditor The Company’s shareholders ratified the audit committee’s selection of KPMG LLP as the Company’s independent auditor for the fiscal year ending December 31, 2012 with the votes shown:

Votes For	Votes Against	Abstentions

38,497,875	101,718	74,138

Proposal 3 – Advisory Resolution on Executive Compensation   The Company’s shareholders approved, on an advisory basis, executive compensation with the votes shown.

Votes For	Votes Against	Abstentions	Broker Non-Votes

26,086,849	249,434	641,832	11,695,616

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 31, 2012

MACQUARIE INFRASTRUCTURE
COMPANY LLC

By:	/s/ James Hooke
Name: James Hooke
Title: Chief Executive Officer